EXHIBIT 26.2

                                       Securities Act of 1933 File No.
                                                                      ----------
                             (If application to determine eligibility of trustee
                         for delayed offering  pursuant to  Section 305 (b) (2))
================================================================================
                                ----------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM T-1
         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                 PURSUANT TO SECTION 305(b)(2)
                                              -------------
                               ------------------
                            THE CHASE MANHATTAN BANK
                             (National Association)
              (Exact name of trustee as specified in its charter)

                                   13-2633612
                    (I.R.S. Employer Identification Number)

                  1 Chase Manhattan Plaza, New York, New York
                    (Address of principal executive offices)

                                     10081
                                   (Zip Code)
                                ---------------
                          THE CIT GROUP HOLDINGS, INC.
              (Exact name of obligor as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   13-2994534
                      (I.R.S. Employer Identification No.)

                          1211 Avenue of the Americas
                               New York, New York
                     (Address principal executive offices)

                                     10036
                                   (Zip Code)
                       ---------------------------------
                                Debt Securities
                      (Title of the indenture securities)
================================================================================


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Item 1.  General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

              Comptroller of the Currency, Washington, D.C.

              Board of Governors of The Federal Reserve System, Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2.  Affiliations with the Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

            The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

            (See Note on Page 2.)

Item 16.  List of Exhibits.

      List below all exhibits filed as a part of this statement of eligibility.

     *1. -- A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration No. 33-55626.)

      *2. -- Copies of the respective authorizations of The Chase Manhattan Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)

      *3. -- Copies of authorizations of The Chase Manhattan Bank (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)

      *4. -- A copy of the existing by-laws of the trustee. (See Exhibit T-1 (Item 12(a)), Registration No. 22-26320.)

      *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable.)

      *6. --   The consents of United States institutional trustees required by
               Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)

       7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


- -------------------

     *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                              -------------------





                                       1.

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                                      NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 15th day of March, 1995.





                                         THE CHASE MANHATTAN BANK
                                         (NATIONAL ASSOCIATION)




                                             /s/ Sheik Wiltshire
                                             ------------------------------
                                         By:     Sheik Wiltshire, Corporate
                                                   Trust Officer






                                       2.



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                                   Exhibit 7
                                   ---------
  REPORT OF CONDITION
  Consolidating domestic and foreign subsidiaries of the

                         THE CHASE MANHATTAN BANK, N.A.

of New York in the State of New York, at the close of business on September 30, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

Charter Number 2370            Comptroller of the Currency Northeastern District
Statement of Resources and Liabilities


                                                                                                        Thousands
                                                  ASSETS                                               of Dollars
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin .................................              $ 5,329,799
    Interest-bearing balances ..........................................................                7,247,035
Held to maturity securities ............................................................                1,315,347
Available-for-sale  securities .........................................................                5,289,499
Federal  funds  sold and  securities  purchased  under  agreements  to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    Federal funds sold .................................................................                3,043,701
    Securities purchased under agreements to resell ....................................                   11,450
Loans and lease financing receivable:
    Loans and leases, net of unearned income .............................   $50,033,807
    LESS: Allowance for loan and lease losses ............................     1,069,547
    LESS:  Allocated transfer risk reserve ...............................             0
                                                                           -------------
    Loans and leases, net of unearned income, allowance, and reserve ...................               48,964,260
Assets held in trading accounts ........................................................               15,642,451
Premises and fixed assets (including capitalized leases) ...............................                1,728,478
Other real estate owned ................................................................                  740,657
Investments in unconsolidated subsidiaries and associated companies ....................                   54,288
Customers' liability to this bank on acceptances outstanding ...........................                  704,895
Intangible assets ......................................................................                  811,028
Other assets ...........................................................................                3,962,227
                                                                                                      -----------
TOTAL ASSETS............................................................................              $94,845,115
                                                                                                      ===========
                                                 LIABILITIES
Deposits:
    In domestic offices ................................................................              $28,883,652
      Noninterest-bearing.................................................   $10,787,819
      Interest-bearing....................................................    18,095,833
                                                                             -----------
      In foreign offices, Edge and Agreement subsidiaries, and IBFs ....................               34,739,997
      Noninterest-bearing.................................................   $ 2,533,081
      Interest-bearing....................................................    32,206,916
                                                                             -----------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement  subsidiaries, and in IBFs:
      Federal funds purchased...........................................................                1,958,837
      Securities sold under agreements to repurchase....................................                  346,589
    Demand notes issued to the U.S. Treasury............................................                  418,219
    Trading liabilities.................................................................               10,707,226
    Other borrowed money:
      With original maturity of one year or less .......................................                3,314,023
      With original maturity of more than one year .....................................                  252,491
    Mortgage indebtedness and obligations under capitalized leases .....................                   40,761
    Bank's liability on acceptances executed and outstanding ...........................                  708,649
    Subordinated notes and debentures...................................................                2,360,000
    Other liabilities...................................................................                4,126,966
                                                                                                      -----------
    TOTAL LIABILITIES...................................................................               87,857,410
                                                                                                      -----------
    Limited-life preferred stock and related surplus ...................................                        0

                                                EQUITY CAPITAL
    Perpetual preferred stock and related surplus ......................................                        0
    Common stock........................................................................                  914,334
    Surplus.............................................................................                4,625,213
    Undivided profits and capital reserves .............................................                1,445,029
    Net unrealized holding gains (losses) on available-for-sale securities .............                   (7,882)
    Cumulative foreign currency translation adjustments ................................                   11,011
                                                                                                      -----------
    TOTAL EQUITY CAPITAL................................................................                6,987,705
                                                                                                      -----------
    TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
        AND EQUITY CAPITAL .............................................................              $94,845,115
                                                                                                      ===========


I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct
to the best of my knowledge and belief.         (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Arthur F. Ryan                     Directors
(Signed) Richard J. Boyle

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